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                                                                      EXHIBIT 23

                              CAMBREX CORPORATION

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57404, 333-22017, 33-21374, 33-37791,
33-81780, and 33-81782) of Cambrex Corporation of our report dated March 31, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 31, 2005